UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 17, 2007 (April 11, 2007)
Date of report (Date of earliest event reported)

MONONGAHELA POWER COMPANY
(Exact name of registrant as specified in charter)
Ohio	1-5164	13-5229392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1310 Fairmont Avenue, Fairmont, West Virginia		26554
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(304) 366-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On April 11, 2007, MP Environmental Funding LLC (“MP Environmental”), an indirect wholly owned subsidiary of Monongahela Power Company (“Monongahela”), issued $344,475,000 aggregate principal amount of Senior Secured Sinking Fund Environmental Control Bonds, Series A (the “Offering”). In connection with the Offering, MP Environmental entered into an Indenture (the “MP Indenture”), dated as of April 11, 2007, with U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and a Series Supplement thereto, dated as of April 11, 2007, with the Indenture Trustee (the “MP Series Supplement”). The MP Indenture and MP Series Supplement are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 11, 2007, by and between MP Environmental Funding LLC and U.S. Bank National Association, as Indenture Trustee.
4.2	Series Supplement, dated as of April 11, 2007, by and between MP Environmental Funding LLC and U.S. Bank National Association, as Indenture Trustee.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MONONGAHELA POWER COMPANY
Dated: April 17, 2007	By: /s/ Philip L. Goulding Name: Philip L. Goulding Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of April 11, 2007, by and between MP Environmental Funding LLC and U.S. Bank National Association, as Indenture Trustee.
4.2	Series Supplement, dated as of April 11, 2007, by and between MP Environmental Funding LLC and U.S. Bank National Association, as Indenture Trustee.